NOT FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces Fourth Quarter and Full Year 2021 Results
- Infrastructure: DBM Global delivers record revenue of $383.4 million in the fourth quarter and maintains backlog level primed for a successful 2022 -
- Life Sciences: R2 started shipping Glacial Spa to China in preparation for launch -
- Spectrum: Broadcasting expands footprint into 12 new designated market areas -

New York, March 9, 2022 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the fourth quarter and fiscal year ended December 31, 2021.
Financial Summary

(in millions, except per share amounts)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	Increase / (Decrease)	2021	2020	Increase / (Decrease)
Revenue	$394.8	$178.0	121.8%	$1,205.2	$716.9	68.1%
Net loss attributable to common stock and participating preferred stockholders	$(5.2)	$(7.1)	26.8%	$(229.7)	$(95.6)	(140.3)%
Diluted loss per share - Net loss attributable to common stock and participating preferred shareholders	$(0.07)	$(0.11)	36.4%	$(2.98)	$(1.88)	(58.5)%
Total Adjusted EBITDA(1)	$22.1	$10.0	121.0%	$43.9	$25.5	72.2%

(1) Reconciliation of GAAP to Non-GAAP measures follows
(2) Note that Total Adjusted EBITDA excludes results for discontinued operations

Commentary
“2021 was a record year for INNOVATE as our strategic transformation continues. We have made excellent progress across all three of our operating segments and have continued that strong momentum into 2022,” said Avie Glazer, Chairman of INNOVATE. “Infrastructure achieved $1.2 billion dollars in revenue for 2021 while maintaining a strong backlog and generating substantial free cash flow. In Life Sciences, R2 and MediBeacon made significant headway in 2021 as the addressable market for their products remains large and attractive. Lastly, Spectrum delivered its fifth consecutive quarter of profitability and added 21 newly constructed broadcast stations in January. We are pleased with our 2021 results with a full year of our new strategy under our belts and believe that each of our three operating segments are positioned to drive sustained future growth.”

“We delivered strong fourth quarter financial results which capped a successful year for INNOVATE,” said Wayne Barr, Jr., Chief Executive Officer of INNOVATE. “In 2021, we pulled on various levers to generate value from each of our segments: acquiring Banker Steel, in Infrastructure, which gives DBM Global presence in key strategic geographic regions; infusing $15 million into R2, in Life Sciences, to accelerate efforts recognizing the massive market opportunity; and continuing the construction of stations, in Spectrum, while inking new deals with key networks. We believe there is still a tremendous amount of value in each of these operating assets and a long runway for continued growth. As we look forward to the rest of 2022, we will continue to execute our game plan and further create value for our stakeholders.”

Fourth Quarter 2021 Highlights and Recent Highlights
•The Company achieved revenue and Adjusted EBITDA growth of 121.8% and 121.0%, respectively.
•Broadcasting extended the maturity on the $52 million of outstanding debt to November of 2022 and repurchased the approximately $2 million of debt outstanding at DTV using proceeds from non-core station sales.
Infrastructure
•DBM Global achieved record revenue as demand in the commercial and industrial construction markets remained strong in the fourth quarter.
•For the fourth quarter of 2021, DBM Global reported revenue of $383.4 million, an increase of 129.6% compared to $167.0 million in the prior year quarter. Net Income was $8.6 million, compared to $2.8 million for the prior year quarter. Adjusted EBITDA increased to $28.8 million from $17.4 million in the prior year quarter.
•DBM Global’s total backlog increased to $1,580.9 million as of December 31, 2021, up from $394.5 million as of December 31, 2020. Taking into consideration awarded, but not yet signed contracts, backlog would have been approximately $1,875 million at the end of the fourth quarter of 2021, compared to $608 million at the end of the fourth quarter of 2020.
Life Sciences
•R2 started shipping the Glacial Spa product to China, in anticipation of its upcoming launch in China.
Spectrum
•In January, Broadcasting completed the construction of 21 new broadcast stations, adding 12 new designated market areas to Broadcasting’s already extensive coverage area.
•In the fourth quarter of 2021, Broadcasting renewed carriage agreements with long-standing clients such as Sony Media’s GetTV and LATV network, among others.
•Altogether, today there are more than 70 networks using the Broadcasting distribution platform sponsored by a broad range of media companies that include CBS, NBC Universal, Scripps, Weigel, Freemantle, Qurate, Cisneros Media, and beIN Sports, along with others.
•Broadcasting increased distribution for beIN Sports XTRA, both the English and Spanish networks, in more than a dozen new markets. beIN Sports XTRA is 24/7 networks offering the most comprehensive, free ad-supported live sports programming “over the air”. Today the English EXTRA network is carried on 157 Broadcasting stations and the Spanish XTRA network, which launched on September 1, 2021, is now on 135 Broadcasting stations.
•For the fourth quarter of 2021, Broadcasting reported revenue of $10.7 million, a decrease of 2.7% compared to $11.0 million in the prior year quarter. The decrease was primarily driven by lower advertising revenue at the Broadcasting network business.
•For the fourth quarter of 2021, Broadcasting reported Net Loss of $3.3 million compared to Net Income $10.0 million in the prior year quarter. Prior year results included $16.6 million of gains on the sale of stations. Adjusted EBITDA was $1.6 million, compared to an Adjusted EBITDA of $1.2 million in the prior year quarter. Broadcasting’s results for the quarter reflect the significant efforts to improve operations and reduce costs across the platform, the sale of high-cost non-core stations and the growth in revenues described above, which led to the fifth consecutive quarter of positive Adjusted EBITDA.

•As of December 31, 2021, Broadcasting operated 238 stations, of which 224 are currently connected to its CentralCast system. The total Broadcasting footprint includes operating stations in 103 markets in the U.S. and Puerto Rico, including operating stations in 34 of the top 35 DMAs.

Fourth Quarter and Full Year Financial Highlights
•Revenue: For the fourth quarter of 2021, INNOVATE consolidated revenue from continuing operations was $394.8 million, an increase of 121.8% compared to $178.0 million for the prior year quarter. The increase in revenue was due primarily to the Company’s Infrastructure segment, driven by the contribution from Banker Steel, which was acquired in the second quarter of 2021, as well as from higher revenues across DBM Global’s service offerings attributable to timing of project work under execution and backlog mix. For the full year 2021, consolidated net revenue was $1,205.2 million compared to $716.9 million in 2020.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	Increase / (Decrease)	2021	2020	Increase / (Decrease)
Infrastructure	$383.4	$167.0	$216.4	$1,159.7	$676.6	$483.1
Life Sciences	0.7	—	0.7	3.5	—	3.5
Spectrum	10.7	11.0	(0.3)	42.0	40.3	1.7
Consolidated INNOVATE	$394.8	$178.0	$216.8	$1,205.2	$716.9	$488.3

•Net Income (Loss): For the fourth quarter of 2021, INNOVATE reported a Net Loss attributable to common stock and participating preferred stockholders of $5.2 million, or $0.07 per fully diluted share, compared to a Net Loss of $7.1 million, or $0.11 per fully diluted share, for the prior year quarter. For the full year 2021, Net Loss attributable to common and participating preferred stockholders was $229.7M, or $2.98 per fully diluted share, compared to a Net Loss of $95.6 million, or $1.88 per fully diluted share, in the full year 2020. The increase in the Net Loss was driven by Income (Loss) from Discontinued Operations as a result of the sale of the Insurance segment in 2021. The increase from discontinued operations was offset in part by the gain from the sale of Beyond6 in 2021 and the loss recognized on the sale of Global Marine System Limited recorded during 2020. Continuing operations further contributed to the increased loss due to the gain on the sale of INNOVATE’s 30% interest in the Huawei Marine joint venture, net of the associated tax expense, and was offset in part by a reduction in INNOVATE’s interest expense attributable to the 2021 refinancing of our senior secured debt, as well as from the Infrastructure segment, driven by the contribution from Banker Steel, which was acquired in the second quarter of 2021.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	Increase / (Decrease)	2021	2020	Increase / (Decrease)
Infrastructure	$8.6	$2.8	$5.8	$16.9	$6.8	$10.1
Life Sciences	(6.2)	(5.7)	(0.5)	(19.8)	(14.4)	(5.4)
Spectrum	(3.3)	10.0	(13.3)	(12.9)	(13.8)	0.9
Non-operating Corporate	(6.2)	(18.2)	12.0	(64.2)	(90.2)	26.0
Other and Eliminations	2.4	(0.6)	3.0	2.4	68.0	(65.6)
Net (loss) income attributable to INNOVATE Corp., excluding discontinued operations	$(4.7)	$(11.7)	$7.0	$(77.6)	$(43.6)	$(34.0)
Net (loss) income from discontinued operations	—	7.0	(7.0)	(149.9)	(48.4)	(101.5)
Net loss attributable to INNOVATE Corp.	$(4.7)	$(4.7)	—	(227.5)	(92.0)	(135.5)
Less: Preferred dividends and deemed dividends from conversions	0.5	2.4	(1.9)	2.2	3.6	(1.4)
Net loss attributable to common stock and participating preferred stockholders	$(5.2)	$(7.1)	$1.9	$(229.7)	$(95.6)	$(134.1)

•Adjusted EBITDA: For the fourth quarter of 2021, Total Adjusted EBITDA, which excludes discontinued operations, was $22.1 million, compared to Total Adjusted EBITDA of $10.0 million for the prior year quarter. The increase in fourth quarter Adjusted EBITDA can be attributed to the contribution from Banker Steel at the Infrastructure segment, which was acquired in the second quarter of 2021, as well as the equity investment in the Huawei Marine joint venture, as it produced higher income than in the comparable period, which is generally attributable to the timing of turnkey project work. The increase was partially offset from continued pressure on the Industrials business, the completion of a highly profitable project at the design business in the 3rd quarter and modest increases in overhead expenses at Infrastructure and an increase in bonus expense at Non-operating Corporate. For the full year 2021, Total Adjusted EBITDA, was $43.9 million, compared to $25.5 million in 2020.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	Increase / (Decrease)	2021	2020	Increase/(Decrease)
Infrastructure	$28.8	$17.4	$11.4	$78.4	$63.2	$15.2
Life Sciences	(8.2)	(7.9)	(0.3)	(27.6)	(22.5)	(5.1)
Spectrum	1.6	1.2	0.4	6.9	(1.2)	8.1
Non-operating Corporate	(4.5)	(3.3)	(1.2)	(18.0)	(15.6)	(2.4)
Other and Eliminations	4.4	2.6	1.8	4.2	1.6	2.6
Total Adjusted EBITDA	$22.1	$10.0	$12.1	$43.9	$25.5	$18.4

•Balance Sheet: As of December 31, 2021, INNOVATE had cash and cash equivalents of $45.5 million compared to $43.8 million as of December 31, 2020. On a stand-alone basis, as of December 31, 2021, the Corporate segment had cash and cash equivalents of $22.0 million compared to $27.5 million at December 31, 2020.

Conference Call
INNOVATE will host a live conference call to discuss its fourth quarter and full year 2021 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com, to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-877-705-6003 (Domestic Toll Free) / 1-201-493-6725 (Toll/International)
–Participant Entry Number: 13726780
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 13726780
*Available approximately two hours after the end of the conference call through March 23, 2022.

About INNOVATE Corp.
INNOVATE Corp., is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs over 4,300 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Media Contact:
Reevemark
Paul Caminiti/Pam Greene/Luc Herbowy
INNOVATE.Team@reevemark.com
(212) 433-4600

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Total Adjusted EBITDA (excluding discontinued operations) and Adjusted EBITDA for its operating segments.

Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance. Adjusted EBITDA excludes the results of operations and any consolidating eliminations of our Insurance segment.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) as adjusted for discontinued operations; depreciation and amortization; Other operating (income) expense, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, asset impairment expense and FCC reimbursements; interest expense; net gain (loss) on contingent consideration; loss on early extinguishment or restructuring of debt; other (income) expense, net; foreign currency transaction (gain) loss included in cost of revenue; income tax (benefit) expense; noncontrolling interest; bonus to be settled in equity; share-based compensation expense; non-recurring items; costs associated with the COVID-19 pandemic, and acquisition and disposition costs.
Management recognizes that using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other GAAP financial measures, as these non-GAAP measures exclude certain items, including items that are recurring in nature, which may be meaningful to investors.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, "forward-looking statements." Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this presentation include, without limitation, any statements regarding INNOVATE’s inability to predict the extent to which the COVID-19 pandemic and related impacts will continue to adversely impact INNOVATE’s business operations, financial performance, results of operations, financial position, the prices of INNOVATE’s securities and the achievement of INNOVATE’s strategic objectives, and changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: developments relating to on-going hostilities in Ukraine, the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on INNOVATE’s operations and personnel, and on commercial activity and demand across our businesses, capital market conditions, including the ability of INNOVATE and INNOVATE’s subsidiaries to raise capital; the ability of INNOVATE’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of INNOVATE common stock; the ability of INNOVATE and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of INNOVATE.
Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$394.8	$178.0	$1,205.2	$716.9
Cost of revenue	333.1	140.8	1,021.5	588.5
Gross profit	61.7	37.2	183.7	128.4
Operating expenses:
Selling, general and administrative	47.4	36.3	168.3	145.5
Depreciation and amortization	7.8	4.4	25.4	17.7
Other operating loss (gain)	(0.4)	(13.8)	0.6	(6.5)
Loss from operations	6.9	10.3	(10.6)	(28.3)
Other (expense) income:
Interest expense	(12.5)	(18.6)	(59.1)	(74.8)
Loss on early extinguishment or restructuring of debt	—	(0.2)	(12.5)	(9.4)
Loss from equity investees	2.0	0.6	(2.8)	(3.4)
Other income (expense)	(0.1)	(3.8)	4.3	69.2
Loss from continuing operations before income taxes	(3.7)	(11.7)	(80.7)	(46.7)
Income tax expense	(1.8)	(3.3)	(5.6)	(7.0)
Loss from continuing operations	(5.5)	(15.0)	(86.3)	(53.7)
Loss from discontinued operations (including loss on sale of $159.9 million and $44.1 million for the years ended December 31, 2021 and 2020, respectively)	—	7.0	(149.9)	(48.4)
Net loss	(5.5)	(8.0)	(236.2)	(102.1)
Net loss attributable to noncontrolling interest and redeemable noncontrolling interest	0.8	3.3	8.7	10.1
Net loss attributable to INNOVATE Corp.	(4.7)	(4.7)	(227.5)	(92.0)
Less: Preferred dividends and deemed dividends from conversions	0.5	2.4	2.2	3.6
Net loss attributable to common stock and participating preferred stockholders	$(5.2)	$(7.1)	$(229.7)	$(95.6)

Loss per common share - continuing operations
Basic	$(0.07)	$(0.22)	$(1.05)	$(1.25)
Diluted	$(0.07)	$(0.22)	$(1.05)	$(1.25)

Loss per common share - discontinued operations
Basic	$—	$0.11	$(1.93)	$(0.63)
Diluted	$—	$0.11	$(1.93)	$(0.63)

Loss per share - Net loss attributable to common stock and participating preferred stockholders
Basic	$(0.07)	$(0.11)	$(2.98)	$(1.88)
Diluted	$(0.07)	$(0.11)	$(2.98)	$(1.88)

Weighted average common shares outstanding:
Basic	77.3	61.2	77.1	50.3
Diluted	77.3	61.2	77.1	50.3

(1) The financial statements for the twelve months ended December 31, 2021 and 2020 are derived from the audited financial statements.

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEET(1)
(in millions, except share amounts)

	December 31, 2021	December 31, 2020

Assets
Current assets
Cash and cash equivalents	$45.5	$43.8
Accounts receivable, net	247.1	134.7
Contract assets	118.6	86.6
Inventory	17.0	9.9
Restricted cash	2.0	1.5
Assets held for sale	1.5	5,942.1
Other current assets	10.9	8.7
Total current assets	442.6	6,227.3
Investments	56.0	55.4
Deferred tax asset	3.0	3.0
Property, plant and equipment, net	169.9	112.8
Goodwill	127.4	111.0
Intangibles, net	208.4	172.1
Other assets	73.3	42.2
Total assets	$1,080.6	$6,723.8

Liabilities, temporary equity and stockholders’ (deficit) equity
Current liabilities
Accounts payable	$179.2	$69.7
Accrued liabilities	93.4	77.1
Current portion of debt obligations	69.5	433.6
Contract liabilities	79.1	33.2
Liabilities held for sale	—	5,306.7
Other current liabilities	18.3	12.9
Total current liabilities	439.5	5,933.2
Deferred tax liability	9.1	7.0
Debt obligations	556.8	127.9
Other liabilities	63.3	39.8
Total liabilities	1,068.7	6,107.9
Commitments and contingencies
Temporary equity
Preferred stock	18.8	10.4
Redeemable noncontrolling interest	49.3	5.3
Total temporary equity	68.1	15.7
Stockholders’ (deficit) equity
Common stock, $0.001 par value	0.1	0.1
Shares authorized: 160,000,000 at December 31, 2021 and December 31, 2020, respectively
Shares issued: 79,225,964 and 77,836,586 at December 31, 2021 and December 31, 2020, respectively
Shares outstanding: 77,836,748 and 76,726,835 at December 31, 2021 and December 31, 2020, respectively
Additional paid-in capital	330.6	355.7
Treasury stock, at cost: 1,389,216 and 1,109,751 shares at December 31, 2021 and December 31, 2020, respectively	(5.2)	(4.2)
Accumulated deficit	(416.2)	(188.7)
Accumulated other comprehensive income	6.4	396.9
Total INNOVATE Corp. stockholders’ (deficit) equity	(84.3)	559.8
Noncontrolling interest	28.1	40.4
Total stockholders’ (deficit) equity	(56.2)	600.2
Total liabilities, temporary equity and stockholders’ (deficit) equity	$1,080.6	$6,723.8

(1) The financial statements as of December 31, 2021 and 2020 are derived from the audited financial statements.

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months ended December 31, 2021
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Elimination	INNOVATE
Net (loss) attributable to INNOVATE Corp.						$(4.7)
Less: Discontinued operations						—
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$8.6	$(6.2)	$(3.3)	$(6.2)	$2.4	$(4.7)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	6.0	0.1	1.7	—	—	7.8
Depreciation and amortization (included in cost of revenue)	3.8	—	—	—	—	3.8
Asset impairment expense	—	—	0.1	—	—	0.1
FCC Reimbursements	—	—	(0.4)	—	—	(0.4)
(Gain) loss on sale or disposal of assets	0.3	—	(0.4)	—	—	(0.1)
Interest expense	2.2	—	2.1	8.2	—	12.5
Other (income) expense, net	0.2	—	1.6	(1.7)	—	0.1
Income tax expense (benefit)	6.4	—	0.3	(5.8)	0.9	1.8
Noncontrolling interest	0.9	(2.2)	(0.4)	—	0.9	(0.8)
Share-based compensation expense	—	0.1	—	0.6	—	0.7
Nonrecurring Items	0.2	—	—	—	—	0.2
COVID-19 Costs	0.3	—	—	—	—	0.3
Acquisition and disposition costs	(0.1)	—	0.3	0.4	0.2	0.8
Adjusted EBITDA	$28.8	$(8.2)	$1.6	$(4.5)	$4.4	$22.1

(in millions)	Three Months ended December 31, 2020
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Elimination	INNOVATE
Net (loss) attributable to INNOVATE Corp.						$(4.7)
Less: Discontinued operations						7.0
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$2.8	$(5.7)	$10.0	$(18.2)	$(0.6)	$(11.7)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	2.7	—	1.7	—	—	4.4
Depreciation and amortization (included in cost of revenue)	2.2	—	—	—	—	2.2
Asset impairment expense	—	—	2.6	—	—	2.6
(Gain) loss on sale or disposal of assets	0.3	—	(16.6)	—	—	(16.3)
Interest expense	2.0	—	4.4	12.2	—	18.6
Loss on early extinguishment or restructuring of debt	—	—	—	0.2	—	0.2
Other (income) expense, net	0.5	(0.1)	0.6	2.9	—	3.9
Income tax expense (benefit)	1.7	—	0.3	(1.4)	2.7	3.3
Noncontrolling interest	0.4	(2.2)	(1.8)	—	0.3	(3.3)
Share-based compensation expense	—	0.1	—	0.2	—	0.3
Nonrecurring Items	0.5	—	—	—	—	0.5
COVID-19 Costs	4.2	—	—	—	—	4.2
Acquisition and disposition costs	0.1	—	—	0.8	0.2	1.1
Adjusted EBITDA	$17.4	$(7.9)	$1.2	$(3.3)	$2.6	$10.0

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Twelve Months ended December 31, 2021
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net (loss) attributable to INNOVATE Corp.						$(227.5)
Less: Discontinued operations						(149.9)
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$16.9	$(19.8)	$(12.9)	$(64.2)	$2.4	$(77.6)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	19.1	0.2	6.0	0.1	—	25.4
Depreciation and amortization (included in cost of revenue)	12.2	—	—	—	—	12.2
Other operating expenses	0.4	—	0.2	—	—	0.6
Interest expense	8.5	—	9.2	41.4	—	59.1
Other (income) expense, net	(4.0)	—	3.9	(4.2)	—	(4.3)
Loss on early extinguishment or restructuring of debt	1.5	—	1.0	10.0	—	12.5
Income tax expense (benefit)	10.5	—	0.3	(6.1)	0.9	5.6
Noncontrolling interest	1.8	(8.2)	(2.3)	—	—	(8.7)
Share-based compensation expense	—	0.2	0.6	1.6	—	2.4
Nonrecurring items	0.5	—	—	0.5	—	1.0
COVID-19 costs	8.6	—	—	—	—	8.6
Acquisition and disposition costs	2.4	—	0.9	2.9	0.9	7.1
Adjusted EBITDA	$78.4	$(27.6)	$6.9	$(18.0)	$4.2	$43.9

(in millions)	Twelve Months ended December 31, 2020
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net (loss) attributable to INNOVATE Corp.						$(92.0)
Less: Discontinued operations						(48.4)
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$6.8	$(14.4)	$(13.8)	$(90.2)	$68.0	$(43.6)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	10.7	0.1	6.8	0.1	—	17.7
Depreciation and amortization (included in cost of revenue)	9.1	—	—	—	—	9.1
Other operating (income) expenses	0.1	0.1	(6.6)	—	—	(6.4)
Interest expense	8.5	—	14.7	51.6	—	74.8
Loss on early extinguishment or restructuring of debt	—	—	—	9.4	—	9.4
Other (income) expense, net	0.5	(2.3)	1.9	2.1	(71.3)	(69.1)
Income tax expense (benefit)	4.2	—	0.3	0.2	2.3	7.0
Noncontrolling interest	0.6	(6.2)	(5.3)	—	0.8	(10.1)
Bonus to be settled in equity	—	—	—	(0.5)	—	(0.5)
Share-based compensation expense	—	0.2	0.3	2.4	—	2.9
Nonrecurring items	2.7	—	—	5.4	—	8.1
COVID-19 costs	19.4	—	—	—	—	19.4
Acquisition and disposition costs	0.6	—	0.5	3.9	1.8	6.8
Adjusted EBITDA	$63.2	$(22.5)	$(1.2)	$(15.6)	$1.6	$25.5